As filed with the Securities and Exchange Commission on January 23, 2026.

Registration No. 333-292778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLV Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4931	33-4537250
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16680 West Bernardo Drive

San Diego, CA 92127

(858) 251-4888

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Adam Forman

Chief Legal Officer

16680 West Bernardo Drive

San Diego, CA 92127

(858) 251-4888

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch Ashley J. Butler Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000	Marc D. Jaffe Erika Weinberg Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SOLV Energy, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-292778) as an exhibits-only filing. Accordingly, this Amendment No. 1 consists of only the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1*	Certificate of Incorporation of SOLV Energy, Inc., as currently in effect.

3.2*	Form of Amended and Restated Certificate of Incorporation of SOLV Energy, Inc. to be in effect prior to the consummation of this offering.

3.3*	Bylaws of SOLV Energy, Inc., as currently in effect.

3.4*	Form of Amended and Restated Bylaws of SOLV Energy, Inc. to be in effect prior to the consummation of this offering.

4.1	Specimen Stock Certificate evidencing the shares of Class A common stock.

5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1*	Amended and Restated Credit Agreement, dated as of October 7, 2024, among SOLV Energy Holdings LLC, Wilmington Trust, National Association, as administrative agent, and the lenders from time to time party thereto.

10.2*	Amended and Restated Credit Agreement, dated as of October 7, 2024, among SOLV Energy Acquisition (f/k/a AS Renewable Technologies Acquisition LLC), SOLV Energy Parent LLC (f/k/a AS Renewable Technologies Intermediate LLC), SOLV Energy Intermediate Holdings LLC (f/k/a AS Renewable Technologies Intermediate II LLC), the lenders from time to time party thereto and KeyBank National Association, as administrative agent.

10.3*	Amendment No. 1 to Amended and Restated Credit Agreement among SOLV Energy Holdings LLC, Wilmington Trust, National Association, as administrative agent, and the lenders from time to time party thereto.

10.4+	Form of Amended and Restated Limited Liability Company Agreement of SOLV Energy Holdings LLC, to be in effect prior to the consummation of this offering.

10.5	Form of Registration Rights Agreement, to be in effect prior to the consummation of this offering.

10.6	Form of Tax Receivable Agreement, to be in effect prior to the consummation of this offering.

10.7*	Form of Indemnification Agreement.

10.8†*	Employment Agreement, dated September 10, 2021, by and between SOLV, Inc. (predecessor to SOLV Energy, LLC), ASP SRE Holdings LP, and George Hershman.

10.9†*	Restricted Activities Agreement, dated as of September 10, 2021, by and between ASP SRE Holdings LP and Dave Grubb, Jr.

10.10†*	Restricted Activities Agreement, dated as of September 10, 2021, by and between ASP SRE Holdings LP and Benjamin Catalano.

10.11†*	Severance Agreement, dated as of September 10, 2021, by and between SOLV, Inc. (predecessor to SOLV Energy, LLC) and Dave Grubb, Jr.

10.12†*	Severance Agreement, dated as of September 10, 2021, by and between SOLV, Inc. (predecessor to SOLV Energy, LLC) and Benjamin Catalano.

10.13†*	Severance Agreement, dated as of January 29, 2025, by and between SOLV Energy, LLC and Chad Plotkin.

10.14†*	Form of SOLV Energy, Inc. 2026 Equity Incentive Plan.

10.15†*	Form of Restricted Stock Award Agreement.

10.16†*	Form of Option Award Agreement.

II-1

Exhibit No.	Description

21.1*	List of subsidiaries of SOLV Energy, Inc.

23.1*	Consent of Ernst & Young LLP as to SOLV Energy, Inc.

23.2*	Consent of Ernst & Young LLP as to SOLV Energy Holdings LLC.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	Consent of David Portnoy to be named as a director nominee.

99.2*	Consent of J. Adam Abram to be named as a director nominee.

99.3*	Consent of Steven Lerner to be named as a director nominee.

99.4*	Consent of Laura Stern to be named as a director nominee.

99.5*	Consent of William Jackson to be named as a director nominee.

99.6*	Consent of Daniel McQuade to be named as a director nominee.

99.7*	Consent of Nancy Stefanowicz to be named as a director nominee.

107*	Calculation of Filing Fee Table.

*	Previously filed.
†	Management contract or compensatory plan or arrangement.
+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on January 23, 2026.

SOLV Energy, Inc.

By:	/s/ George Hershman
Name: George Hershman
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 23, 2026.

Signature	Title

/s/ George Hershman George Hershman	Chief Executive Officer and Director (Principal Executive Officer)

* Chad Plotkin	Chief Financial Officer (Principal Financial Officer)

* Ron Stark	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

* Michael Sand	Director

* Kevin S. Penn	Director

*By:	/s/ George Hershman
Name: George Hershman
Title: Attorney-in-fact